UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 5, 2012
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
  Greensboro, North Carolina  27409-9421
  (Address of principal executive offices)
  (Zip Code)

(336) 664-1233

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
      (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities.

On June 5, 2012, RF Micro Devices, Inc. ("RFMD") entered into an asset transfer agreement with IQE, Inc. ("IQE"), a leading global supplier of advanced semiconductor wafer products and wafer services, to transfer its molecular beam epitaxy ("MBE") wafer growth operations (located in Greensboro, North Carolina), to IQE.  The transaction with IQE is intended to lower RFMD's manufacturing costs, strengthen its metal organic chemical vapor deposition ("MOCVD") supply chain and provide it with access to newly developed wafer starting process technologies.  The assets being transferred to IQE, which include RFMD's leasehold interest in the real property, building and improvements used for the facility and machinery and equipment located in the facility, have a book value of approximately $25.5 million, which will be written off.  In addition, RFMD will write-off approximately $1.0 million of goodwill as a result of this transaction.  The asset transfer agreement contains standard representations, warranties, covenants and indemnities of the parties for transactions of this type.

On June 9, 2012, the MBE asset transfer was closed and as partial consideration for such transfer, RFMD and IQE entered into a seven-year wafer supply agreement under which IQE will supply RFMD with MBE and MOCVD wafer starting materials.  This supply agreement, which has a preliminary fair value of approximately $20.3 million, provides RFMD with competitive wafer pricing through March 31, 2016.  RFMD has agreed to minimum purchase commitments of approximately $55.0 million, at discounted wafer prices, for the first two years of the supply agreement.

Approximately 70 employees at RFMD's MBE facility became employees of IQE as part of the transaction described above.  In addition, the lease related to the MBE facility for the real property and related improvements was assumed by IQE.  The difference in the value of consideration received and transferred is expected to reduce RFMD's pre-tax income in the first quarter of fiscal year 2013 by approximately $6.2 million.  RFMD does not expect to incur any material incidental costs related to the disposal of the MBE assets, the assumption of the lease by IQE or the transfer of RFMD employees to IQE.

The above description of the terms of the asset transfer agreement and wafer supply agreement are qualified in their entireties by reference to the full text of the agreements which will be filed as exhibits to our quarterly report on Form 10-Q for the first quarter of fiscal year 2013.

Item 9.01   Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Press release, dated June 5, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By:/s/Barry D. Church
Barry D. Church
Vice President and Corporate Controller

Date:    June 11, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release, dated June 5, 2012.